UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2026

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to achieve a more equal balance of director membership among the three classes of the board of directors (the “Board”) of Xilio Therapeutics, Inc. (the “Company”) in accordance with the Company’s Restated Certificate of Incorporation, as amended, following his re-election as a Class II director at the Company’s 2026 annual meeting of stockholders on June 10, 2026 (the “2026 Annual Meeting”), Daniel Curran, M.D., tendered his resignation from his position as a Class II director to the Board, contingent upon his re-appointment as a Class III director. The Board accepted such resignation and immediately re-appointed him as a Class III director. Following the rebalancing, the Board consists of three directors in each of Classes I, II and III. There were no changes to any of Dr. Curran’s compensation arrangements with the Company and there is no compensation due to Dr. Curran as a result of his resignation from the Board and his appointment to the Board as a Class III Director.

Additionally, at the 2026 Annual Meeting, the Company’s stockholders approved the amendment and restatement of the Xilio Therapeutics, Inc. 2021 Stock Incentive Plan (the “Amended and Restated 2021 Plan”), which had previously been adopted by the Board subject to stockholder approval. The description of the Amended and Restated 2021 Plan contained on pages 10 to 20 of the Company’s Proxy Statement for the 2026 Annual Meeting, filed with the Securities and Exchange Commission on April 28, 2026, is incorporated herein by reference. A complete copy of the Amended and Restated 2021 Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2026, the Company held the 2026 Annual Meeting. The following is a summary of the matters voted on at that meeting and the results of the votes on such matters.

1.
The Company’s stockholders elected Akintunde Bello, Ph.D., Daniel Curran, M.D., Robert Ross, M.D. and Yuan Xu, Ph.D., as Class II directors, each to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class II directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Akintunde Bello, Ph.D.	3,652,015	130,437	1,279,671
Daniel Curran, M.D.	3,709,598	72,854	1,279,671
Robert Ross, M.D.	3,719,795	62,657	1,279,671
Yuan Xu, Ph.D.	3,716,549	65,903	1,279,671

As a result of the Board rebalancing discussed under Item 5.02 above, Dr. Curran was subsequently appointed as a Class III director, to serve for a term expiring at the 2027 annual meeting of stockholders and until his successor has been duly elected and qualified.

2.
The Company's stockholders ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of the stockholders' vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining
5,047,290	11,876	2,957

3.
The Company's stockholders approved the Amended and Restated 2021 Plan to provide that the number of shares of common stock underlying the Company's outstanding prefunded warrants shall be added to the number of shares of outstanding common stock for purposes of calculating the annual evergreen increase. The results of the stockholders' vote with respect to such approval were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
3,424,710	355,015	2,727	1,279,671

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule DEF 14A filed with the SEC on April 28, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: June 12, 2026	By:	/s/ Christopher Frankenfield
Christopher Frankenfield
Chief Financial and Operating Officer